SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (which, combined with GFNMS, is referred to herein as “Pac-Van”), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary Royal Wolf Holdings Limited (formerly GFN Australasia Holdings Pty Limited), an Australian corporation (“Royal Wolf Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and its subsidiaries. Royal Wolf Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

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Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 99.1

i

Item 8.01 Other Events

On September 13, 2011 GFN issued a press release that it intends to release on September 20, 2011 its financial results for the fourth quarter and fiscal year ending June 30, 2011.  The press release also announced that a conference call is scheduled for Tuesday, September 20, 2011 at 11:30 a.m. EDT to discuss these results. The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 96020693.  A replay of the conference call may be accessed through October 4, 2011 by U.S. callers by calling (800) 642-1687 or by callers outside the U.S. by calling (706) 645-9291; both U.S. callers and callers outside of the U.S. will utilize conference ID number 96020693 to access the replay of the conference call.

A copy of the press release of GFN dated September 13, 2011 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit:

99.1           Press Release of GFN dated September 13, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 13, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of GFN dated September 13, 2011

3